中正達會計師事務所
Centurion ZD CPA & Co.
Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.
香港 紅磡 德豐街 22 號 海濱廣場二期 13 樓 1304 室
Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078
Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-1 Amendment #2 (File number 333-225028) of our report dated November 30, 2018, with respect to our audits of the consolidated financial statements of JMax International Limited (the "Company") as of March 31, 2018 (Successor), 2017 (Successor) and 2016 (Predecessor), and the results of its operations and its cash flows for each of the years ended March 31, 2018 (Successor), the period from January 11, 2017 to March 31, 2017 (Successor), the period from April 1, 2016 to January 10, 2017 (Predecessor), and 2016 (Predecessor), which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Centurion ZD CPA & Co.

Centurion ZD CPA & Co.
(as successor to Centurion ZD CPA Limited)

Hong Kong, China
December 7, 2018